UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2020, STORE Capital Corporation (the “Company”) completed its public offering of $350.0 million aggregate principal amount of 2.750% Senior Notes due 2030 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of March 15, 2018, between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 3, dated as of November 18, 2020, between the Company and the Trustee (the base indenture, as so supplemented, the “Indenture”).

The Notes will bear interest at the rate of 2.750% per year and will mature on November 18, 2030. Interest on the Notes will accrue from and including November 18, 2020 and will be paid semi-annually in arrears on May 18 and November 18 of each year, commencing on May 18, 2021. The Indenture also contains various restrictive covenants, including limitations on the Company’s ability to incur additional secured and unsecured indebtedness.

The Notes were issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-223206), which became effective upon filing with the Securities and Exchange Commission on February 26, 2018, and a prospectus supplement dated November 16, 2020, as the same may be amended or supplemented.

The summary of the Notes set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the supplemental indenture, including the form of the Notes, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2020, the Company completed the public offering of the Notes. The Notes are senior unsecured obligations of the Company. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On November 16, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed on Schedule I thereto, in connection with the public offering by the Company of the Notes. The Company intends to use the net proceeds from the offering to repay indebtedness, including amounts outstanding under its 2017 $100 million term credit agreement and its STORE Master Funding Series 2015-1 Class A-1 notes, to fund property acquisitions, for working capital and other general corporate purposes, or a combination of the foregoing.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities. The offering of the Notes closed on November 18, 2020.

The summary of the Underwriting Agreement set forth in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is being filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated as of November 16, 2020, by and among STORE Capital Corporation and Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed on Schedule I thereto

4.1	Supplemental Indenture No. 3, dated as of November 18, 2020, by and between STORE Capital Corporation and Wilmington Trust Company (including form of Note)

5.1	Opinion of DLA Piper LLP (US) regarding legality of the Notes

8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation
Dated: November 18, 2020

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel